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                                               Exhibit 10(l)(ii)





     On November 14, 1996, the Human Resources and Ethics Committee of the Board of Directors of the Company approved a cash payment of $34,724 to Arthur F. Golden, a former director of the Company, in full settlement of amounts payable to him under the Company's Directors' Extended Compensation Plan for non-employee directors. The amount of the payment was based upon the present value of his benefit as determined by an independent actuarial firm.